John Tietjen	Edward Nebb
Chief Financial Officer	Investor Relations
Sterling Bancorp	Comm-Counsellors, LLC
john.tietjen@sterlingbancorp.com	enebb@optonline.net
212.757.8035	203.972.8350

STERLING BANCORP REPORTS 2011 FIRST QUARTER RESULTS

— Net Income Available to Common Shareholders Rises 71% in First Quarter —

— Successful March 2011 Common Share Offering Raises $38.6 Million —

— Growth Continues: Loans, Deposits and Assets Increase —

Highlights

•

Growing profitability – Net income available to common shareholders was $3.3 million for the 2011 first quarter, rising 71% from the same period last year, reflecting the Company’s strong loan volume, higher noninterest income due to growth in fee-generating products, and lower credit costs.

•

Higher noninterest income – Noninterest income increased to $11.4 million for the 2011 first quarter from $11.1 million in the year-ago period, primarily due to growth in accounts receivable management, factoring, trade finance and mortgage banking. Reflecting the significance of fee-generating products to the Company’s business model, noninterest income was 33.5% of total revenue in the recent quarter.

•	Rising loan volume – Total loans in portfolio increased 7.8% from a year ago to $1.3 billion at March 31, 2011.

•

Increasing deposits – Total deposits were $1.7 billion at March 31, 2011, rising 7.1% from the prior year. Noninterest-bearing demand deposits were $561.5 million, representing over 32% of total deposits, one of the highest ratios in the banking industry.

•	Asset growth – Total assets approached $2.4 billion at March 31, 2011, an increase of 9.0% from a year ago.

•

Successful capital raise – Sterling completed a public equity offering on March 9, 2011 of 4.025 million common shares at a price to the public of $9.60 per share, raising gross proceeds of $38.6 million. The offering further increased the Company’s strong capital ratios, resulting in a tangible common equity ratio of 8.30% at March 31, 2011.

•

Improved credit quality – The provision for loan losses decreased to $3.0 million for the 2011 first quarter, from $6.0 million a year ago. Nonaccrual loans decreased to $7.0 million at March 31, 2011, from $17.2 million a year ago. The ratio of nonaccrual loans to total loans improved to 0.53% at March 31, 2011, versus 1.42% a year ago.

New York, N.Y., April 26, 2011 – Sterling Bancorp (NYSE: STL), a financial holding company headquartered in New York City and the parent company of Sterling National Bank, today reported net income available to common shareholders of $3.3 million for the first quarter ended March 31, 2011, an increase of 71.2% over the $1.9 million reported for the same period in 2010. Net income available to common shareholders per diluted share rose 20%, to $0.12 for the 2011 first quarter from $0.10 a year earlier, a significant increase, given the more than 42% rise in the average number of shares outstanding over this period due to the Company’s March 2010 and March 2011 common share offerings.

Sterling’s strong performance in the 2011 first quarter reflected growth in loans, investment securities and deposits; higher noninterest income primarily from accounts receivable management, factoring, trade finance and mortgage banking products; and a lower provision for loan losses resulting from an improvement in credit quality.

Management Perspective

“Sterling’s results for the first quarter of 2011 continued the strong performance that we delivered in the 2010 fourth quarter and set the stage for profitable growth this year,” stated Louis J. Cappelli, Sterling’s Chairman and Chief Executive Officer. “Our net income rose sharply compared to the year-ago period and we produced solid increases in assets, loans and deposits. This primarily reflected the demand for Sterling’s financial products and services, as well as our efforts to build a balanced and diversified income platform, including a growing contribution from fee-generating products, coupled with further improvement in our asset quality and related credit costs.”

“We significantly strengthened Sterling’s balance sheet during the 2011 first quarter with a common share offering that raised gross proceeds of $38.6 million. Our resulting strong capital ratios give us ample ‘dry powder’ that we can deploy to take advantage of growth opportunities. We are gratified by the receptivity of investors to our business model and growth strategies, as reflected in the fact that we successfully completed two public equity offerings in the past twelve months.”

“Our primary focus on meeting the financial needs of the New York metropolitan area and beyond should continue to drive our performance during this year and in the future. The diversity and economic resiliency of this market are generating solid demand for our products and services. With Sterling’s strong capital foundation, unique business banking franchise, and reputation for exceptional customer service, we see many opportunities to deliver continued profitable growth and to enhance shareholder value,” Mr. Cappelli concluded.

First Quarter 2011 Financial Results

Net income available to common shareholders for the first quarter of 2011 was $3.3 million, or $0.12 per diluted share, up from $1.9 million, or $0.10 per diluted share, for the first quarter of 2010. This increase reflected higher noninterest income, lower interest expenses and a significantly lower provision for loan losses, partly offset by lower interest income and higher noninterest expenses. Earnings per share in the 2011 first quarter reflected the impact of an additional 8.1 million average common shares outstanding, due to Sterling’s March 2010 and March 2011 common share offerings.

Net interest income, on a tax-equivalent basis, was $20.3 million for the 2011 first quarter, compared to $20.4 million for the year-ago period. This reflected the benefit of higher average loan and investment securities balances and reduced funding costs, offset by the impact of lower yields on loans and securities, and higher interest-bearing deposit balances.

“The fact that our business model emphasizes products that generate fee income, as well as interest income, has resulted in a broader and more diversified revenue stream. If the fee income associated with our accounts receivable management, factoring and trade finance products were reflected in the net interest margin, it would add approximately 100 basis points to the margin,” Mr. Cappelli noted.

The net interest margin on the loan portfolio was 4.90% for the 2011 first quarter, compared to 5.03% a year earlier, largely due to the effect on interest income of a change in the loan portfolio mix. The net interest margin on the investment portfolio decreased to 2.55% for the 2011 first quarter from 3.57% a year earlier. This primarily reflected the temporary deployment of proceeds from the common share offerings in short-term, lower yielding investment securities, in a strategy intended to enhance future liquidity to fund loan growth and respond to possible changes in interest rates. Overall, the net interest margin was 3.84% for the 2011 first quarter, on a tax-equivalent basis, compared to 4.37% for the first quarter of 2010.

The provision for loan losses decreased to $3.0 million for the 2011 first quarter, compared to $6.0 million a year earlier. This reflects an improvement in asset quality, as evidenced by the reduction of nonaccrual loans to $7.0 million at March 31, 2011, from $17.2 million a year earlier.

Noninterest income, excluding securities gains, rose $1.1 million or 11.6% comparing the first quarter of 2011 and 2010, primarily reflecting growth in fees from accounts receivable management, factoring, trade finance and mortgage banking products. Total noninterest income rose to $11.4 million for the 2011 first quarter from $11.1 million a year earlier, reflecting lower security gains in the 2011 period.

Noninterest expenses were $22.5 million for the 2011 first quarter, compared to $21.3 million a year ago. The increase was primarily due to additional compensation expenses related to the expansion of business development activities, and higher occupancy costs.

Loans and Deposits

Total loans held in portfolio were $1.29 billion at March 31, 2011, rising from $1.20 billion a year earlier. The Company continues to have a robust loan pipeline and believes its strong liquidity provides capacity for further loan growth. The ratio of portfolio loans to deposits was approximately 74.6% at March 31, 2011.

Noninterest-bearing demand deposits totaled $561.5 million at March 31, 2011, a 10.2% increase from a year ago, and represented 32.5% of total deposits, one of the highest ratios of demand to total deposits in the industry. Total deposits were $1.73 billion at March 31, 2011, up from $1.61 billion a year earlier.

Asset Quality

Sterling continued to experience an improvement in credit quality during the 2011 first quarter. The provision for loan losses declined to $3.0 million for the 2011 first quarter, compared to $6.0 million a year earlier. Net charge-offs declined by $2.7 million for the 2011 first quarter, from $5.9 million for the year-ago period. Nonperforming assets were 0.30% of total assets at March 31, 2011, compared to 0.83% a year ago. The allowance for loan losses as a percentage of nonaccrual loans was 257.1% at March 31, 2011, compared to 115.8% at March 31, 2010.

Capital

Sterling’s capital base has continued to exceed all regulatory requirements for well-capitalized institutions. At March 31, 2011, Sterling’s Tier 1 risk-based capital ratio was 15.50% (compared to a requirement of 6.00%), total risk-based capital was 16.53% (requirement of 10.00%), and the Tier 1 leverage ratio was 11.90% (requirement of 5.00%).

The tangible common equity ratio rose to 8.30% at March 31, 2011 from 7.58% a year ago. Book value per common share increased to $7.10 at March 31, 2011, from $7.00 a year earlier.

Conference Call

Sterling Bancorp will host a teleconference call for the financial community on April 26, 2011, at 10:00 a.m. Eastern Time to discuss the first quarter 2011 financial results. To access the conference call live, interested parties may dial 800-288-8968 at least 10 minutes prior to the call.

A replay of the conference call will be available beginning at approximately 1:00 p.m. Eastern Time on April 26, 2011, until 11:59 p.m. Eastern Time on May 10, 2011. To access the replay by telephone, interested parties may dial 800-475-6701 and enter the Access Code 201537.

About Sterling Bancorp

Sterling Bancorp (NYSE: STL) is a New York City-based financial corporation with assets exceeding $2 billion. Since 1929, Sterling National Bank, the company’s principal banking subsidiary, has successfully served the needs of businesses, professionals and individuals in the New York metropolitan area and beyond. Sterling is well-known for its high-touch, hands-on approach to customer service and a special focus on serving the business community.

Sterling offers clients a full range of depository and cash management services plus a broad portfolio of financing solutions – including working capital lines, accounts receivable and inventory financing, factoring, trade financing, payroll funding and processing, equipment financing, commercial and residential mortgages and mortgage warehouse lines of credit.

Certain statements in this press release, including but not limited to, statements as to future events, future liquidity, future interest rate risk and operating expenses, statements concerning future results of operations, financial position or dividends, and plans and objectives for future operations, future capital, future liquidity and future growth, statements concerning the economic environment, asset quality and future levels of nonaccrual loans, charge-offs and provisions for loan losses, and the Company’s position for future growth and the ability to benefit from increased capital that it can deploy to take advantage of growth opportunities, the demand for the Company’s products and services, and other statements contained herein regarding matters that are not historical facts, are “forward-looking statements” as defined in the Securities Exchange Act of 1934. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties, and represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside its control. Any forward-looking statements the Company may make speak only as of the date on which such statements are made. The Company’s actual results and financial position may differ materially from the anticipated results and financial condition indicated in or implied by these forward-looking statements, and the Company makes no commitment to update or revise forward-looking statements to reflect new information or subsequent events or changes in expectations. For a discussion of some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Forward-Looking Statements and Factors that Could Affect Future Results” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

#    #    #

STERLING BANCORP
Consolidated Financial Highlights
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended March 31,

	2011	2010

BALANCE SHEET HIGHLIGHTS
Period End Balances
Investment securities	$872,445	$762,694
Loans held for sale	24,102	20,885
Loans held in portfolio, net of unearned discounts	1,288,649	1,195,042
Federal Reserve Bank and Federal Home Loan Bank stock, at cost	8,674	8,032
Total earning assets	2,201,802	2,033,310
Allowance for loan losses	18,040	19,963
Total assets	2,392,545	2,194,314

Demand deposits	561,524	509,453
Savings, NOW and money market deposits	549,392	562,688
Time deposits	617,169	541,901
Customer repurchase agreements	21,107	21,060
Other short-term borrowings	84,916	19,137
Advances FHLB/Long-term borrowings	154,589	145,774
Shareholders’ equity	260,290	228,164

Average Balances
Investment securities	$823,713	$696,197
Loans held for sale	26,043	26,845
Loans held in portfolio, net of unearned discounts	1,228,301	1,132,255
Federal Reserve Bank and Federal Home Loan Bank stock	9,142	8,467
Total earning assets	2,139,788	1,907,129
Total assets	2,324,008	2,070,448

Demand deposits	538,136	468,676
Savings, NOW and money market deposits	567,926	592,583
Time deposits	613,586	452,645
Customer repurchase agreements	41,269	50,525
Other short-term borrowings	28,079	44,837
Advances FHLB/Long-term borrowings	164,989	155,455
Shareholders’ equity	231,413	171,249

ASSET QUALITY HIGHLIGHTS
Period End
Net charge-offs	$3,198	$5,870
Nonaccrual loans	7,016	17,239
Other real estate owned	132	874
Nonperforming assets	7,148	18,113
Nonaccrual loans/loans (1)	0.53%	1.42%
Nonperforming assets/assets	0.30%	0.83%
Allowance for loan losses/loans (2)	1.40%	1.67%
Allowance for loan losses/nonaccrual loans	257.13%	115.80%

CAPITAL RATIOS
Period End
Tier 1 risk-based	15.50%	15.73%
Total risk-based	16.53%	16.98%
Leverage	11.90%	11.74%
Tangible common equity	8.30%	7.58%

Book value per common share	$7.10	$7.00

(1) The term “loans” includes loans held for sale and loans held in portfolio.

(2) The term “loans” includes loans held in portfolio only.

STERLING BANCORP
Consolidated Balance Sheets
(Unaudited)
(dollars in thousands, except number of shares)

	March 31,

	2011	2010

ASSETS
Cash and due from banks	$35,981	$28,847
Interest-bearing deposits with other banks	7,932	46,657

Investment securities
Available for sale (at estimated fair value)	414,164	425,339
Held to maturity (at amortized cost)	458,281	337,355

Total investment securities	872,445	762,694

Loans held for sale	24,102	20,885

Loans held in portfolio, net of unearned discounts	1,288,649	1,195,042
Less allowance for loan losses	18,040	19,963

Loans held in portfolio, net	1,270,609	1,175,079

Federal Reserve Bank and Federal Home Loan Bank stock, at cost	8,674	8,032

Customers’ liability under acceptances	228	928
Goodwill	22,901	22,901
Premises and equipment, net	18,000	11,556
Other real estate	132	874
Accrued interest receivable	9,296	7,576
Cash surrender value of life insurance policies	51,998	49,537
Other assets	70,247	58,748

	$2,392,545	$2,194,314

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Demand	$561,524	$509,453
Savings, NOW and money market	549,392	562,688
Time	617,169	541,901

Total deposits	1,728,085	1,614,042

Securities sold under agreements to repurchase - customers	21,107	21,060
Securities sold under agreements to repurchase - dealers	5,000	0
Federal funds purchased	60,000	0
Commercial paper	15,391	15,847
Short-term borrowings - FRB	0	0
Short-term borrowings - other	4,525	3,290
Advances - FHLB	128,815	120,000
Long-term borrowings - subordinated debentures	25,774	25,774
Acceptances outstanding	228	928
Accrued interest payable	1,145	1,556
Due to factored clients	70,117	88,471
Accrued expenses and other liabilities	72,068	75,182

Total liabilities	2,132,255	1,966,150

Shareholders’ equity	260,290	228,164

	$2,392,545	$2,194,314

MEMORANDA
Available for sale securities - amortized cost	$415,310	$424,118
Held to maturity securities - estimated fair value	462,298	345,649
Shares outstanding
Common issued	35,225,110	31,138,545
Common in treasury	4,297,782	4,297,782

NOTE: Certain reclassifications have been made to prior period’s financial data to conform to current financial statement presentations.

STERLING BANCORP
Consolidated Statements of Income
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended March 31,

	2011	2010

INTEREST INCOME
Loans	$16,876	$16,511
Investment securities - available for sale	2,423	2,953
Investment securities - held to maturity	3,397	4,412
FRB and FHLB stock	23	121
Deposits with other banks	35	19

Total interest income	22,754	24,016

INTEREST EXPENSE
Savings, NOW and money market deposits	700	965
Time deposits	1,360	1,675
Securities sold u/a/r - customers	48	61
Securities sold u/a/r - dealers	16	0
Federal funds purchased	2	4
Commercial paper	12	13
Short-term borrowings - FHLB	0	0
Short-term borrowings - FRB	0	9
Short-term borrowings - other	0	0
Advances - FHLB	664	871
Long-term subordinated debentures	523	523

Total interest expense	3,325	4,121

Net interest income	19,429	19,895
Provision for loan losses	3,000	6,000

Net interest income after provision for loan losses	16,429	13,895

NONINTEREST INCOME
Accounts receivable management/ factoring commissions and other fees	5,368	5,127
Service charges on deposit accounts	1,371	1,473
Trade finance income	588	492
Other customer related service charges and fees	180	174
Mortgage banking income	2,175	1,677
Trust fees	53	84
Income from life insurance policies	275	264
Securities gains	729	1,502
Loss on sale of OREO	0	13
Other income	703	296

Total noninterest income	11,442	11,102

NONINTEREST EXPENSES
Salaries	10,610	9,658
Employee benefits	3,650	3,504

Total personnel expense	14,260	13,162
Occupancy and equipment expenses, net	3,273	2,540
Advertising and marketing	425	1,006
Professional fees	818	1,353
Communications	410	348
Deposit insurance	933	754
Other expenses	2,334	2,173

Total noninterest expenses	22,453	21,336

Income before income taxes	5,418	3,661
Provision for income taxes	1,475	1,098

Net income	3,943	2,563
Dividends on preferred shares and accretion	644	636

Net income available to common shareholders	$3,299	$1,927

STERLING BANCORP
Consolidated Statements of Income
(Unaudited)
(dollars in thousands, except per share data)

(continued)

	Three Months Ended March 31,

	2011	2010

Average number of common shares outstanding
Basic	27,351,584	19,208,189
Diluted	27,351,584	19,212,768

Net income available to common shareholders per average common share
Basic	$0.12	$0.10
Diluted	0.12	0.10

Dividends per common share	0.09	0.09

STERLING BANCORP
Consolidated Statements of Comprehensive Income
(Unaudited)
(dollars in thousands)

	Three Months Ended March 31,

	2011	2010

Net income	$3,943	$2,563

Other comprehensive income, net of tax:
Unrealized holding gains on securities arising during the period	379	1,214

Reclassification adjustment for securities gains included in net income	(398)	(820)
Pension liability adjustment	0	0
Amortization of:
Prior service cost	9	9
Net actuarial losses	389	413

Comprehensive income	$4,322	$3,379

STERLING BANCORP
Consolidated Statements of Changes in Shareholders’ Equity
(Unaudited)
(dollars in thousands)

	Three Months Ended March 31,

	2011	2010

Balance, at beginning of period	$222,742	$161,950
Net income for period	3,943	2,563
Common shares issued	36,454	64,865
Common shares issued under stock incentive plan and related tax benefits	0	1,477
Stock option and restricted stock compensation expense	73	36
Cash dividends-Common shares	(2,776)	(1,630)
Cash dividends-Preferred shares	(525)	(525)
Surrender of shares issued under incentive compensation plan	0	(1,388)
Change in net unrealized holding gains on securities	379	1,214
Reclassification adjustment for securities gains included in net income	(398)	(820)
Pension liability adjustment	0	0
Amortization of:
Prior service cost	9	9
Net actuarial losses	389	413

Balance, at end of period	$260,290	$228,164

STERLING BANCORP
Average Balance Sheets [1]
(Unaudited)
(dollars in thousands)

	Three Months Ended

	March 31, 2011			March 31, 2010

	AVERAGE BALANCE	INTEREST	AVERAGE RATE	AVERAGE BALANCE	INTEREST	AVERAGE RATE

Assets
Interest-bearing deposits with other banks	$52,589	$35	0.27%	$43,365	$19	0.17%

Investment Securities
Available for sale - taxable	350,728	2,057	2.35	292,343	2,734	3.74
Held to maturity - taxable	316,118	2,187	2.77	312,199	3,716	4.76
Tax-exempt [2]	156,867	2,425	6.18	91,655	1,408	6.15

Total investment securities	823,713	6,669	3.24	696,197	7,858	4.52

FRB and FHLB stock [2]	9,142	23	1.02	8,467	122	5.74
Loans, net of unearned discount [3]	1,254,344	16,876	5.59	1,159,100	16,511	5.98

Total Interest-Earning Assets [2]	2,139,788	23,603	4.50%	1,907,129	24,510	5.28%

Cash and due from banks	36,937			35,588
Allowance for loan losses	(19,817)			(22,158)
Goodwill	22,901			22,901
Other	144,199			126,988

Total Assets	$2,324,008			$2,070,448

Liabilities and Shareholders’ Equity
Interest-bearing deposits
Domestic
Savings	$19,964	2	0.05%	$18,454	3	0.07%
NOW	205,789	71	0.14	249,671	225	0.37
Money market	342,173	627	0.74	324,458	737	0.92
Time	613,586	1,360	0.90	452,065	1,673	1.50
Foreign
Time	0	0	0.00	580	2	1.09

Total Interest-Bearing Deposits	1,181,512	2,060	0.71	1,045,228	2,640	1.02

Borrowings
Securities sold u/a/r - customers	41,269	48	0.47	50,525	61	0.49
Securities sold u/a/r - dealers	5,000	16	1.29	0	0	0.00
Federal funds purchased	4,833	2	0.15	11,200	4	0.14
Commercial paper	15,656	12	0.30	16,404	13	0.31
Short-term borrowings - FRB	0	0	0.00	15,000	9	0.25
Short-term borrowings - other	2,590	0	0.00	2,233	0	0.00
Advances - FHLB	139,215	664	1.93	129,681	871	2.72
Long-term borrowings - sub debt	25,774	523	8.38	25,774	523	8.38

Total Borrowings	234,337	1,265	2.18	250,817	1,481	2.39

Total Interest-Bearing Liabilities	1,415,849	3,325	0.95%	1,296,045	4,121	1.29%

Noninterest-bearing demand deposits	538,136	—		468,676	—

Total including noninterest-bearing demand deposits	1,953,985	3,325	0.69%	1,764,721	4,121	0.95%

Other liabilities	138,610			134,478

Total Liabilities	2,092,595			1,899,199

Shareholders’ equity	231,413			171,249

Total Liabilities and Shareholders’ Equity	$2,324,008			$2,070,448

Net interest income/spread [2]		20,278	3.55%		20,389	3.99%

Net yield on interest-earning assets [2]			3.84%			4.37%

Less: Tax-equivalent adjustment		849			494

Net interest income		$19,429			$19,895

[1]

The average balances of assets, liabilities and shareholders’ equity are computed on the basis of daily averages. Average rates are presented on a tax-equivalent basis. Certain reclassifications have been made to prior period amounts to conform to current presentation.

[2]	Interest and/or average rates are presented on a tax-equivalent basis.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding and income has been included to the extent earned.

STERLING BANCORP
Rate/Volume Analysis [1]
(Unaudited)
(dollars in thousands)

	Increase/(Decrease) Three Months Ended March 31, 2011 to March 31, 2010

	Volume	Rate	Net [2]

INTEREST INCOME
Interest-bearing deposits with other banks	$4	$12	$16

Investment Securities
Available for sale - taxable	464	(1,141)	(677)
Held to maturity - taxable	45	(1,574)	(1,529)
Tax-exempt	1,010	7	1,017

Total investment securities	1,519	(2,708)	(1,189)

FRB and FHLB stock	9	(108)	(99)

Loans, net of unearned discounts [3]	1,446	(1,081)	365

TOTAL INTEREST INCOME	$2,978	$(3,885)	$(907)

INTEREST EXPENSE
Interest-bearing deposits
Domestic
Savings	$0	$(1)	$(1)
NOW	(34)	(120)	(154)
Money market	39	(149)	(110)
Time	483	(796)	(313)
Foreign
Time	(2)	0	(2)

Total interest-bearing deposits	486	(1,066)	(580)

Borrowings
Securities sold under agreements to repurchase - customers	(11)	(2)	(13)
Securities sold under agreements to repurchase - dealers	16	0	16
Federal funds purchased	(2)	0	(2)
Commercial paper	(1)	0	(1)
Short-term borrowings - FRB	(9)	0	(9)
Short-term borrowings - other	0	0	0
Advances - FHLB	60	(267)	(207)
Long-term borrowings - subordinated debentures	0	0	0

Total borrowings	53	(269)	(216)

TOTAL INTEREST EXPENSE	$539	$(1,335)	$(796)

NET INTEREST INCOME	$2,439	$(2,550)	$(111)

[1]	This table is presented on a tax-equivalent basis.

[2]

Changes in interest income and interest expense due to a combination of both volume and rate have been allocated to the change due to volume and the change due to rate in proportion to the relationship of change due solely to each. The change in interest expense for foreign time deposits, securities sold under agreements to repurchase-dealers and short-term borrowings-FRB has been allocated entirely to the volume variance.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding, and income has been included to the extent earned.

STERLING BANCORP
Reconciliation of Tangible Common Equity and Tangible Assets

(Unaudited)
(dollars in thousands)

This press release contains certain supplemental financial information, described in the following tables, which has been determined by methods other than U. S. generally accepted accounting principles (“GAAP”). Management believes that these non-GAAP financial measures provide useful supplemental information to both management and investors in evaluating Sterling’s capital position. Tangible common equity represents shareholders’ equity less preferred equity, goodwill and other intangibles. Tangible assets are equal to total assets less goodwill and other intangibles. Tangible common equity ratio is calculated by dividing tangible common equity by tangible assets. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and Sterling strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Non-GAAP financial measures are not standardized, and, therefore, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures that may have the same or similar names.

	March 31,

	2011	2010

Tangible common equity

Total shareholders’ equity	$260,290	$228,164
Less:
Preferred equity	40,721	40,224
Goodwill and other intangible assets	22,901	23,451

Total tangible common equity	$196,668	$164,489

Tangible assets

Total assets	$2,392,545	$2,194,314
Less: Goodwill and other intangible assets	22,901	23,451

Total tangible assets	$2,369,644	$2,170,863

Tangible common equity ratio	8.30%	7.58%